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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2009

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2009, Javed Ahmed notified TransMontaigne Partners L.P. (the “Partnership”) of his intention to resign from the boards of directors of TransMontaigne GP L.L.C., the general partner (the “General Partner”) of the Partnership, and TransMontaigne Inc., each to be effective March 31, 2009.  The resignations would follow Mr. Ahmed’s decision on February 9, 2009 to resign as a Managing Director of Morgan Stanley & Co. Incorporated effective May 10, 2009.  Morgan Stanley, the parent company of Morgan Stanley Capital Group Inc., is the indirect owner of the General Partner.  In his letter of resignation, Mr. Ahmed indicated that there were no disagreements between himself and the Partnership or the board of directors of the General Partner regarding the Partnership’s operations, policies or practices.

To fill the vacancy resulting from Mr. Ahmed’s resignation, Randall P. O’Connor was appointed to serve as an affiliated member of the board of directors of the General Partner, effective March 31, 2009.  Mr. O’Connor is a Managing Director at Morgan Stanley& Co. Incorporated, working in Morgan Stanley’s Commodities Group and currently serves as head of the Strategic Transactions Group.  There are no arrangements or understandings between Mr. O’Connor and any other persons pursuant to his appointment.  There are no relationships between Mr. O’Connor and the General Partner or the Partnership that require disclosure pursuant to Item 404(a) of Regulation S-K.

On March 3, 2009, the Partnership issued a press release announcing the foregoing changes to the board of directors of the General Partner.  The press release contains a current biography of Mr. O’Connor.  A copy of the press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d)               Exhibits.

Exhibit No.	Description of Exhibit
99.1	TransMontaigne Partners L.P. press release dated March 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: March 3, 2009	By:	/s/ Randall J. Larson
Randall J. Larson
Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	TransMontaigne Partners L.P. press release dated March 3, 2009.